SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ---------------------
                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of report (Date of earliest event reported) March 5, 1999
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                           TOP AIR MANUFACTURING, INC.
                               An Iowa Corporation


     0-10571                                            42-1155462
Commission File Number                        I.R.S. Employer Identification No.

                             317 Savannah Park Road
                             CEDAR FALLS, IOWA 50613

                  Registrant's telephone number: (319) 268-0473

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         Item 2.  Acquisition or Disposition of Assets.

         On March 5, 1999, Top Air Manufacturing, Inc. ("Top Air" or "Registrant") acquired all of the assets of Parker Industries ("Parker"), a division of Owosso Corporation ("Owosso") pursuant to an Asset Purchase Agreement dated March 3, 1999 (the "Agreement").

         Top Air acquired the assets of Parker with an approximate book value of $8.7 million in exchange for a cash payment of $3.3 million, a non-interest bearing note for $3.6 million and the assumption of current liabilities in the amount of $550,000 (the "Transaction"). According to the terms of the Agreement, the purchase price will be adjusted upward, or downward, by a percentage of the change in the book value of the assets between the valuation date and the date of the closing of the Transaction.

         The total purchase price for the assets acquired by the Registrant was determined by arm's length negotiation and was based upon, among other factors,
(i) the current and historical financial results of Parker, and (ii) the book value of the assets acquired. The Registrant obtained new financing from its commercial lender, Mercantile Bank, National Association, St. Louis, Missouri, with respect to the cash payment made at closing, pursuant to a five year credit facility bearing interest at 7.75% per annum.

         Other than in connection with the acquisition contemplated by the Agreement, neither Owosso nor any of its affiliates has had any material relationship with the Registrant or any of its affiliates, any director or officer of the Registrant or any associate of any such director or officer.

         Top Air effected the Transaction through its wholly-owned subsidiary established for the Transaction, and to be named Parker Industries, Inc. Parker manufactures grain handling and other equipment. The Registrant currently intends to continue the business of Parker in substantially the manner as before the Transaction. Parker's 1998 sales were $11.7 million with operating income of $750,000, which compares to Top Air's 1998 sales and operating income of $16.6 million and $1.9 million, respectively. The combined entity is expected to have approximately $23 million in assets and $7 million in equity.

         The Company has been awarded $300,000 from the state of Iowa Community Economic Betterment Account program to retain and create jobs in connection with the acquisition. In addition, the local development authority has agreed to acquire certain Parker fixed assets and lease them to Top Air on favorable terms.

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         Item 7.  Financial Statements and Exhibits.

                  (a) Financial Statements - It is currently impracticable to provide the required financial statements. The required financial statements will be filed as an amendment to this Form 8-K as soon as practicable, but in no event later than May 19, 1999.

                  (b) Pro forma financial information - It is currently impracticable to provide any pro forma financial information that may be required to be filed. If required, pro forma financial information will be filed as an amendment to this Form 8-K as soon as practicable, but in no event later than May 19, 1999.

                  (c) Exhibits - The following exhibits are filed with this report:

                  Exhibit
                    No.     Document
                  -------   --------
                  2.1       Asset  Purchase  Agreement  by  and  among  Top  Air
                            Manufacturing,  Inc., Parker  Acquisition Sub, Inc.,
                            Owosso Corporation, and DWZM, Inc. dated as of March
                            3, 1999.


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                                    SIGNATURE
                                    ---------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  March 8, 1999

                                       TOP AIR MANUFACTURING, INC.



                                       By:  /s/ Steven R. Lind
                                          --------------------------------------
                                           Steven R. Lind
                                           President and Chief Executive Officer


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                                 EXHIBIT INDEX

Exhibit
Number         Description
-------        -----------

2.1 Asset Purchase Agreement by and among Top Air Manufacturing, Inc., Parker Acquisition Sub, Inc., Owosso Corporation, and DWZM, Inc. dated as of March 3, 1999.